                                                                       EXHIBIT 5

October 10, 2001

Cirrus Logic, Inc.
4210 South Industrial Drive
Austin, TX 78744

Re: LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, dated November 4, 1995

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Ladies and Gentlemen:

This opinion is being rendered to you in connection with the actions taken and proposed to be taken by Cirrus Logic, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 206,590 shares of its Common Stock, $0.001 par value (the "Common Stock"), issuable pursuant to the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, dated November 4, 1995 (the "Plan") assumed by the Company.

I have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as I have deemed necessary or appropriate in order to give the opinion expressed herein. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies. In addition, I have relied, to the extent I deem such reliance proper, upon such certificates of public officials and officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Based on the foregoing, it is my opinion that the Common Stock referred to above have been duly authorized by the Company and, when issued and, in the case of shares to be issued upon exercise of stock options granted under the Plan, the option price therefor paid as described in the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

Cirrus Logic, Inc.
October 10, 2001
Page 2

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,


/s/ STEVEN D. OVERLY
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Steven D. Overly
Senior Vice President, Administration, and General Counsel